Exhibit 99.1

NATIONAL HOLDING CORPORATION ANNOUNCES
FISCAL SECOND QUARTER 2015 FINANCIAL RESULTS

Continued Profitability Despite Challenging Quarter

Management to Host Conference Call on May 18, 2015 at 10:00 a.m. ET

NEW YORK, NY, May 18, 2015 – National Holding Corporation (NASDAQ:NHLD) (“National” or the “Company”), a leading full service independent brokerage, investment banking and asset management firm providing diverse services including tax preparation, today announced its financial results for the fiscal second quarter ended March 31, 2015.

Second Quarter Fiscal 2015 Financial Highlights

●	Revenue of $42.9 million, versus $52.7 million for the second quarter of fiscal 2014
●	9th consecutive quarter of positive net income
●	13th consecutive quarter of positive EBITDA
●	Cash and equivalents of $28.5 million, or $2.29 per share, and no debt at 3/31/15
●	Equity of $45.4 million, or $3.65 per share, at 3/31/15

Management Commentary

“Revenues this quarter were below the record second quarter last year as we faced weak industry conditions at the beginning of the quarter, a slow start to our investment banking business and lower sales of alternative investment products. Despite this confluence of negative factors, we still delivered another quarter of positive EBITDA and net income,” said Robert Fagenson, Executive Chairman and Chief Executive Officer of National Holdings Corporation.

Added Mark Goldwasser, President of National Holdings Corporation, “After thoroughly reviewing our alternative investment products, we restructured and expanded our platform toward the end of the quarter.

“In addition, the continuing dislocation among independent brokerage firms is creating immediate opportunities for us to accelerate our plans to enlarge our distribution network and drive top-line growth and improve margins. To that end, we further expanded our retail brokerage network during the second quarter, adding both individuals and groups to our branch offices in the tri-state area. Between January 1st and May 15th, we have added 35 registered reps and advisors with $8 million in trailing twelve month production who have expanded our assets under management by $335 million. Our recruiting pipeline is the most robust we have seen since 2000.”

Concluded Mr. Fagenson, “Our overall business rebounded in February and March, and continued to improve in April. This encouraging trend, along with an expanded alternative investment platform, an enlarged retail brokerage network and a robust investment banking calendar suggest to us that the challenges of the second quarter are behind us and that National Holdings is well positioned for improved performance going forward.

“Over the past three years, we have been executing a strategy of diversifying our business lines and scaling the business through continued expansion of our brokerage system while lowering the cost base of the business. Our strategy is sound and working, and we remain committed to executing our top line growth initiatives while maintaining strict cost discipline in order to drive profitability gains.”

Fiscal Second Quarter 2015 Financial Results

National Holdings reported fiscal second quarter 2015 revenue of $42.9 million, a decline of 18.6% versus $52.7 million in the fiscal second quarter 2014. The Company experienced a 15.0% decrease in commission revenues to $25.7 million in the second quarter due to reduced sales of certain alternative investments and lower transaction volumes that corresponded to a reduction in trade execution. Investment banking revenue in the second quarter of 2015 fell 21.9% to $4.4 million due to minimal deal activity in the first month of the quarter. Investment advisory revenue declined 4.6% to $3.5 million from $3.7 million in the prior’s year’s period due to a change in the timing of the billing on certain customer accounts. Revenues from the Company’s tax and accounting business increased slightly in the second quarter to $3.7 million.

Total expenses decreased 13.6% to $42.4 million for the quarter ended March 31, 2015, compared with $49.0 million in the quarter ended March 31, 2014. The decrease in total expenses was primarily due to a decline in commissions, compensation and fees, which fell 13.8% to $36.1 million and was directly attributable to the decrease in revenues.

Income from operations for the three months ended March 31, 2015 was $0.5 million, compared with $3.7 million for the three months ended March 31, 2014. On a GAAP basis, net income for the three months ended March 31, 2015 was $0.3 million, or $0.03 per basic and diluted share, compared with net income of $3.6 million, or $0.29 and $0.28 per basic and diluted share, respectively, in 2014. Adjusted EBITDA, a non-GAAP measure, was $1.0 million in the quarter ended March 31, 2015, compared with $4.3 million in the quarter ended March 31, 2014.

Balance Sheet

As of March 31, 2015, National Holdings had $28.5 million in cash and equivalents, receivables from broker dealers and clearing organizations, and marketable securities, or $2.29 per share, and no debt, versus $26.4 million, or $2.14 per share, and no debt as of March 31, 2014 and versus $30.5 million, or $2.45 per share, and no debt as of September 30, 2014. The company reported total stockholder’s equity of approximately $45.4 million, or $3.65 per share, which represents a $0.9 million increase from September 30, 2014.

Fiscal Second Quarter 2015 Financial Results Conference Call

Management will host a conference call to discuss the operating and financial results at 10:00am ET on Monday, May 18, 2015. To participate in the conference call, please dial (888) 285-0969 or (706) 902-2067 approximately 10 minutes prior to the call. Please reference conference ID #48816071.

A live webcast of the conference call will be available at http://www.nhldcorp.com/investors.aspx. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A replay of the conference call will be available through June 1, 2015 and can be accessed by dialing (800) 585-8367 or (404) 537-3406, conference ID #48816071. A webcast replay of the conference call will also be available in the Investors section of the Company’s website following the call.

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, insurance and annuities, to corporations, institutional investors and high net-worth clients. With over 1,100 independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National Holdings operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation, National Asset Management, Inc. and Gilman Ciocia, Inc. The Company’s National Securities subsidiary was founded in 1947. National Holdings was organized in 1999 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in National Holding Corporation’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and National Holding Corporation undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31,	September 30,
	2015	2014
	(Unaudited)
ASSETS

Cash	$23,924,000	$24,465,000
Restricted cash	217,000	92,000
Cash deposits with clearing organizations	1,005,000	1,005,000
Securities owned, at fair value	914,000	1,061,000
Receivables from broker-dealers and clearing organizations	3,632,000	4,985,000
Forgivable loans receivable	936,000	662,000
Other receivables, net	4,277,000	3,998,000
Prepaid expenses	1,913,000	932,000
Fixed assets, net	804,000	752,000
Intangible assets, net	7,755,000	7,595,000
Goodwill	6,531,000	6,531,000
Deferred tax asset, net	11,551,000	11,925,000
Other assets, principally refundable deposits	532,000	790,000
Total Assets	$63,991,000	$64,793,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Securities sold, but not yet purchased, at fair value	$34,000	$55,000
Accrued commissions and payroll payable	12,530,000	13,520,000
Accounts payable and other liabilities	5,118,000	5,715,000
Deferred clearing credit	893,000	971,000
Total Liabilities	18,575,000	20,261,000

Stockholders’ Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none outstanding
Common stock $0.02 par value, 150,000,000 shares authorized; 12,446,365 issued and outstanding at March 31, 2015 and at September 30, 2014	249,000	249,000
Additional paid-in-capital	80,090,000	79,837,000
Accumulated deficit	(34,938,000)	(35,569,000)

Total National Holdings Corporation Stockholders’ Equity	45,401,000	44,517,000

Non-Controlling interest	15,000	15,000
Total Stockholders’ Equity	45,416,000	44,532,000

Total Liabilities and Stockholders’ Equity	$63,991,000	$64,793,000

 NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Period Ended		Six Month Period Ended
	March 31,		March 31,
	2015	2014	2015	2014
Revenues
Commissions	$25,746,000	$30,306,000	$50,162,000	$57,913,000
Principal transactions	2,705,000	5,983,000	6,143,000	9,142,000
Investment banking	4,391,000	5,619,000	9,513,000	8,952,000
Investment advisory	3,527,000	3,696,000	7,352,000	6,936,000
Interest and dividends	847,000	885,000	1,678,000	1,817,000
Transfer fees and clearing services	1,853,000	2,452,000	4,567,000	4,767,000
Tax preparation and accounting	3,748,000	3,737,000	4,507,000	4,275,000
Other	100,000	55,000	193,000	112,000
Total Revenues	42,917,000	52,733,000	84,115,000	93,914,000

Operating Expenses
Commissions, compensation and fees	36,099,000	41,929,000	71,387,000	76,528,000
Clearing fees	886,000	1,103,000	1,528,000	2,140,000
Communications	1,194,000	1,191,000	2,442,000	2,331,000
Occupancy	1,004,000	1,073,000	2,025,000	2,027,000
License and registration	467,000	307,000	867,000	753,000
Professional fees	1,095,000	1,228,000	1,820,000	2,098,000
Interest	2,000	8,000	6,000	24,000
Depreciation and amortization	294,000	298,000	568,000	562,000
Other administrative expenses	1,343,000	1,902,000	2,424,000	2,691,000
Total Operating Expenses	42,384,000	49,039,000	83,067,000	89,154,000

Income before Income Tax Expense	533,000	3,694,000	1,048,000	4,760,000

Income tax expense	196,000	134,000	417,000	241,000
Net Income	$337,000	$3,560,000	$631,000	$4,519,000

Net income per share of common stock – Basic	$0.03	$0.29	$0.05	$0.37
Net income per share of common stock – Diluted	$0.03	$0.28	$0.05	$0.37

Weighted number of shares outstanding – Basic	12,446,365	12,324,689	12,446,365	12,150,330
Weighted number of shares outstanding – Diluted	12,502,758	12,502,307	12,497,628	12,301,330

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA as financial measures to evaluate the profitability and efficiency of the Company’s business model. EBITDA and adjusted EBITDA are not presented in accordance with GAAP.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

National Holdings Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2015	2014	2015	2014

Net income, as reported	$337,000	$3,560,000	$631,000	$4,519,000
Interest expense	2,000	8,000	6,000	24,000
Income taxes	196,000	134,000	417,000	241,000
Depreciation	82,000	101,000	159,000	201,000
Amortization	212,000	197,000	409,000	361,000
EBITDA	829,000	4,000,000	1,622,000	5,346,000
Non-cash compensation expense	85,000	217,000	253,000	425,000
Forgivable loan amortization	83,000	54,000	149,000	105,000
EBITDA, as adjusted	$997,000	$4,271,000	$2,024,000	$5,876,000

Contacts:

National Holdings Corporation
Robert Fagenson, Executive Chairman & Chief Executive Officer	Tel: +1 212 417 8210

LHA
Ed McGregor/Jody Burfening	Tel: +1 212 838 3777
emcgregor@lhai.com